Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K of Expedite 4, Inc., for the year ending September 30, 2009, I, Sheila Hunter, President, Chief Executive Officer, Principal Financial Officer and Secretary of the Company, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.    Such yearly Report on Form 10-K for the year ending September 30, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in such yearly Report on Form 10-K for the year ended September 30, 2009, fairly represents in all material respects, the financial condition and results of operations of Expedite 4, Inc.

Date: October 29, 2009

/s/ Sheila Hunter
Sheila Hunter President, CEO, Principal Financial Officer and Secretary